SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K/A

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 15, 1999

                         GREKA Energy Corporation
            (Exact name of registrant as specified in its charter)

         Colorado                  0-20760                     84-1091986
(State or other jurisdiction     (Commission                 (IRS Employer
      of incorporation)          File Number)              Identification No.)



630 Fifth Avenue, Suite 1501
New York, NY                                                      10111
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (212) 218-4680


                          Horizontal Ventures, Inc.
           (Former name or former address, if changed since last report)


Item 2.   Acquisition or Disposition of Assets.

This amendment includes the required proforma financial information for the acquisition of Saba Petroleum Company at Item 7(b).

Item 7.   Financial Statements and Exhibits.

    (b) The unaudited pro forma consolidated statements of operations of the registrant giving effect to the acquisition of Saba are included in this report.

The following unaudited proforma consolidated statements of operations for the year ended December 31, 1998, and for the three months ended March 31, 1999, are derived from the historical statements of Greka Energy Corporation ("Company") and Saba Petroleum Company ("Saba"). Each statement of operations reflects the Company's acquisition of Saba, which became effective on March 24, 1999, as if the transaction took place at the beginning of 1998.

The unaudited proforma financial information should be read in conjunction with the notes thereto and the Consolidated Financial Statements of the Company previously filed with the Securities and Exchange Commission. The proforma consolidated statements of operations do not purport to be indicative of the results of operations that would actually have been reported if the acquisition had been in effect for the periods presented. In addition, future results may vary significantly from the results reflected in the proforma statements due to the Company's assumption of the marketing and distribution operations of Saba's asphalt refinery in Santa Maria, California, hydrocarbon production declines, changes in prices received for the sale of produced hydrocarbons, future acquisitions and dispositions of producing oil and gas properties, changes in estimates of proved reserves and other factors.

The unaudited proforma consolidated statements of operations reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price of the acquisition, measured by the closing price of the Company's Common Stock on March 24, 1999, was allocated to the assets acquired and liabilities assumed based on their estimated fair value at the time of closing of the merger. See the Company's March 31, 1999 Form
10-Q for further information. Changes to the adjustments included in the proforma consolidated statements of operations may occur as additional information becomes available during the year 1999.

                               GREKA ENERGY CORPORATION

                   Pro-Forma Consolidated Statement of Operations
                   For the Year Ended December 31, 1998
                                     (Unaudited)

                               Greka        Saba      Proforma
                            Historical   Historical  adjustments    Proforma
Revenues
  Oil and gas sales        $87,663    $19,706,232     $          $19,793,895
  Other                     58,150      3,625,099                  3,683,249
                           ___________________________________     __________
           Total revenues  145,813    23,331,331                  23,477,144
                           ___________________________________     __________
Expenses:
  Production cost          121,016    13,608,466                  13,729,482
  General and
   administrative        1,541,789     6,529,961                   8,071,750
  Depletion, depreciation
   and amortization        333,468     7,124,269 (2,615,640)   1    4,842,097
  Writedown of oil
   and gas properties    3,171,485    20,092,850 (20,092,850)  1    3,171,485
                         ____________________________________      __________
         Total expenses  5,167,758    47,355,546 (22,708,490)      29,814,814
                         ____________________________________      __________

  Operating loss        (5,021,945)  (24,024,215) 22,708,490       (6,337,670)
                         ____________________________________________________

Other income (expense)
  Interest income           83,242       137,842                      221,084
  Other                      9,223      (402,495)                    (393,272)
  Interest expense         (32,145)   (3,589,332)   (118,250)   3  (3,739,727)
  Equity in loss of Saba   (586,020)                 586,020    2
                         _____________________________________      _________
       Total other
        income (expense)   (525,700)  (3,853,985)    467,770       (3,911,915)
                         _____________________________________      _________

       Loss before
        income taxes     (5,547,645) (27,878,200) 23,176,260      (10,249,585)

Provision for taxes on
 income                                 (887,050)    (31,150)   4    (918,200)
Minority interest in
 loss of consolidated
 subsidiary                              114,427                      114,427
                          ____________________________________    ___________
       Net loss           (5,547,645) (28,650,823) 23,145,110     (11,053,358)

Other comprehensive
 loss-net of tax
  Foreign currency
   translation adjustments               (151,720)                   (151,720)
                          ____________________________________    ___________

       Comprehensive
        loss             $(5,547,645)$(28,802,543)$23,145,110    $(11,205,078)
                          ====================================    ===========

Net loss per Common Share     $(3.42)                                  $(2.67)
  Basic and diluted         =========                                 =======

Weighted average Common Shares
 outstanding
  Basic and diluted        1,621,483                                4,200,988
                          ==========                                =========

    See accompanying notes to proforma consolidated statement of operations.

                              GREKA ENERGY CORPORATION

                  Pro-Forma Consolidated Statement of Operations
                  For the Three Months Ended March  31, 1999
                                (Unaudited)

                           Greka          Saba       Proforma
                         Historical    Historical   adjustments      Proforma
Revenues
  Oil and gas sales        $24,625     $3,357,413    $             $3,382,038
  Other                     25,629        608,391                     634,020
                           ____________________________________     _________
        Total revenues      50,254      3,965,804            0      4,016,058

Expenses:
  Production costs           8,793      2,683,259                   2,692,052
  General and
   administrative          326,624      1,275,461                   1,602,085
  Depletion, depreciation
   and amortization         87,025      1,499,504     234,090   1   1,820,619
  Writedown of oil and
   gas properties                0              0                           0
                           ___________________________________      _________
        Total expenses     422,442      5,458,224     234,090       6,114,756
                           ___________________________________      _________

Operating loss            (372,188)    (1,492,420)   (234,090)     (2,098,698)
                           ____________________________________     _________

Other income (expense)
  Interest income            3,828        140,570                     144,398
  Other                     10,350         17,213                      27,563
  Interest expense         (46,000)      (746,463)    (8,940)   3    (801,403)
  Equity in loss of
   Saba                   (553,483)                  553,483    2           0
                           __________________________________        ________
        Total other
         income (expense) (585,305)      (588,680)   544,543         (629,442)
                           ___________________________________       ________

        Loss before
         income taxes     (957,493)    (2,081,100)   310,453       (2,728,140)

Provision for taxes on
 income                                                                     0
Minority interest in
 loss of consolidated
 subsidiary                                13,490                      13,490
                            ___________________________________     _________

        Net loss          (957,493)    (2,067,610)   310,453       (2,714,650)

Other comprehensive
 income-net of tax
 Foreign currency
 translation adjustments                   33,776                      33,776
                            ____________________________________    _________

        Comprehensive
         loss            $(957,493)   $(2,033,834)  $310,453      $(2,680,874)
                            =====================================   =========

Net loss per Common Share
  Basic and diluted                                                  $(0.65)
                                                                    =========
Weighted average Common Shares
  outstanding
  Basic and diluted                                                 4,200,988
                                                                   ==========


    See accompanying notes to proforma consolidated statement of operations.


GREKA ENERGY CORPORATION

NOTES TO UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The accompanying unaudited proforma consolidated statements of operations have been prepared to reflect the following adjustments to the historical statements of the Company and Saba Petroleum Company ("Saba").

Unaudited Proforma Consolidated Statement of Operations for the Year Ended December 31, 1998:

1. Adjustments to 1) remove cost depletion ($6,379,835) and ceiling test impairment ($20,092,850) amounts reported by Saba during the year, 2) to record cost depletion ($2,605,000) for Saba's oil and gas properties applied to the adjusted basis of Saba's properties using the purchase method of accounting and 3) to record additional depreciation expense ($1,159,195) attributable to increase in basis of Saba's asphalt refinery using the purchase method of accounting.

2. Adjustment to remove the Company's reported equity loss in Saba ($586,020) in 1998.

3. Adjustments to record 1) additional interest expense ($82,500) due to issuance of IPH note payable in the amount of $1.5 million, with interest at 6%, as if such note had been issued on January 1, 1998, and 2) accretion of debt discount ($35,750) attributable to $286,000 discount of Saba debentures that have been recorded at fair value using the purchase method of accounting.

4. Adjustment to record additional income tax provision ($31,150) attributable to Colombia operations as a result of proforma adjustments that decreased the historical depletion and therefore increased the pre-tax income of such operations.

Unaudited Proforma Consolidated Statement of Operations for the Three Months Ended March 31, 1999:

1. Adjustments to 1) remove cost depletion ($1,315,618) reported by Saba during the period, 2) to record cost depletion ($1,259,748) for Saba's oil and gas properties applied to the adjusted basis of Saba's properties using the purchase method of accounting and 3) to record additional depreciation expense ($289,960) attributable to increase in basis of Saba's asphalt refinery using the purchase method of accounting.

2. Adjustment to remove the Company's reported equity loss in Saba ($553,483) during the period.

3. Adjustment to record accretion of debt discount ($8,940) attributable to $286,000 discount of Saba debentures that have been recorded at fair value using the purchase method of accounting.


    (c)   The following exhibits are furnished as part of this report:

     *    Exhibit 3.1    Articles of Amendment to Articles of Incorporation
                         effective March 22, 1999.

     *    Exhibit 99.1   Press release of GREKA Energy Corporation and
                         Saba dated March 22, 1999.

*Previously filed.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 1999                   GREKA ENERGY CORPORATION

                                         /s/Randeep S. Grewal
                                     By: ___________________________________
                                         Randeep S. Grewal, Chairman, Chief
                                         Executive Officer and President